Exhibit 10.1.2

MORTGAGE NOTE MODIFICATION AGREEMENT AND DECLARATION OF

NO SET-OFF

      THIS AGREEMENT, made this 19th day of April, 2004, by and between dELiA*s DISTRIBUTION COMPANY, a Delaware corporation (the “Maker”) and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation, successor in interest to Allfirst Bank (the “Payee”) to modify the Mortgage Note dated August 6, 1999 (the “Note”), which was given in connection with that certain Open-End Construction/ Permanent Loan Mortgage and Security Agreement also dated August 6, 1999 (the “Mortgage”) to secure payment of an original principal indebtedness of Five Million Three Hundred Twenty Thousand Dollars ($5,320,000.00), said Mortgage having been recorded in York County Record Book 1373, Page 6314, as a lien on and against the Mortgaged Property, as therein described and defined (the “Mortgaged Property”)

W I T N E S S E T H:

      WHEREAS, on August 6, 1999, Maker made, executed and delivered to Payee a Mortgage Note in the principal amount of Five Million Three Hundred Twenty Thousand Dollars ($5,320,000.00) (the “Note”), which Note, together with the Modification Agreement made effective as of May 1, 2001, and the Extension to Modification Agreement dated July 28, 2003, is incorporated herein by reference thereto and made a part hereof; and

      WHEREAS, Maker is indebted under the Note to Payee for monies advanced to or on behalf of Maker by Payee under and subject to the terms of the Note and related documents and instruments; and

      WHEREAS, the outstanding principal balance of the Note as of April 19, 2004, is $2,891,916.76, together with interest thereon accrued and accruing; and

      WHEREAS, the parties hereto have agreed to change the interest rate and certain repayment provisions and extend the maturity date of the Note; and

      WHEREAS, Maker has no defense, charge, defalcation, counterclaim, plea, demand or set-off against the Note or any document or instrument related thereto or associated therewith, and acknowledges and agrees that said Mortgage is now and shall remain as a valid first lien on and against the Mortgaged Property; and

      WHEREAS, the parties hereto desire to formalize their agreement for this modification of the Note and Mortgage.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1. That the introductory clauses set forth above are incorporated herein by reference and made a part hereof.

2. That the Note be and hereby is amended effective September 30, 2003, to provide that interest will now accrue at a rate per annum which is at all times equal to the LIBOR Rate for a one-month period plus 225 basis points.

3. That principal and interest shall continue to be due and payable in consecutive monthly installments on the sixth (6th) day of each month, which installments shall be increased or decreased to reflect any change(s) in the effective interest rate and shall be first applied to interest on the outstanding principal balance hereof and the balance to the payment of the outstanding principal balance hereof based on an agreed fifteen (15) year amortization until principal and interest are fully paid, except that the final installment, unless sooner paid, shall now be due and payable on or before September 30, 2008 (the “Maturity Date”).

4. That in consideration for the above modification to the Note and Mortgage, the Maker shall pay to the Payee a modification fee of $15,000, which shall be deemed to be immediately earned upon payment and shall be in addition to any and all other payments required under the Note and related documents and instruments.

5. That the Note as amended is secured, among other things, by said Mortgage covering all that certain tract of land and improvements thereon situate partly in Penn Township and partly in the Borough of Hanover, York County, Pennsylvania.

6. That it is understood and agreed by the parties hereto that this Agreement does not constitute the creation of a new debt or the extinguishment of the debt evidenced by the Note as amended and Mortgage, nor does it in anywise affect or impair the lien of the Mortgage, which the parties hereby acknowledge to be a valid and subsisting lien on the Mortgaged Property, or any additional and other security provided by Maker to Bank, and the lien of said Mortgage, as well as any such additional and other security, is agreed to have continued in force and effect from the date thereof, unaffected and unimpaired by this Agreement and the same shall so continue until fully satisfied.

7. That in all other respects, the Note and Mortgage shall remain in full force and effect, and without limiting the generality of the foregoing; all warrants of attorney therein are ratified and confirmed and incorporated herein by reference.

8. That any and all reference to the Mortgage Note dated August 6,1999, in writings of the same or subsequent date shall be deemed to be or to have been made and to refer to the Mortgage Note dated August 6, 1999, as amended and modified from time to time.

      IN WITNESS WHEREOF, this Modification Agreement has been duly executed as of the day and year first above written.

ATTEST:	MAKER: dELiA*s DISTRIBUTION COMPANY

/s/ Walter B. Killough	By: /s/ Samuel A. Gradess

Title: Chief Operating Officer By: /s/ Keith A. Mummert Title: Vice President	Title: Treasurer PAYEE: MANUFACTURERS AND TRADERS TRUST COMPANY

STATE OF NEW YORK COUNTY OF NEW YORK	ss:

      On this, the 19th day of April, 2004, before me, the undersigned officer, personally appeared Samuel A. Gradess, who acknowledged (her)himself to be Treasurer of dELiA*s DISTRIBUTION COMPANY, a Delaware corporation, and that (s)he, as such partner being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by (her)himself as such officer.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Edward D. Taffet

Notary Public

COMMONWEALTH OF PENNSYLVANIA COUNTY OF YORK	ss:

      On this, the 19th day of April, 2004, before me, the undersigned officer, personally appeared Keith A. Mummert, who acknowledged (her)himself to be Vice President of Manufacturers and Traders Trust Company, successor in interest to Allfirst Bank, and that (s)he, as such officer being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the organization by (her)himself as such officer.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Julie A. Sterner

Notary Public

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